UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2016

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On October 31, 2016, People’s United Financial, Inc. (the “Company”) issued 10,000,000 shares (the “Shares”) of the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”).

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series A Preferred Stock, if any, will be subject to restrictions in the event that the Company does not declare and pay or set aside a sum sufficient for the payment of dividends on the Series A Preferred Stock for the most recently completed dividend period or, in the case of any such liquidation payment, does not pay to holders of the Series A Preferred Stock liquidation distributions of $25.00 per share, plus an amount equal to any declared and unpaid dividends.

The terms of the Series A Preferred Stock are more fully described in the Certificate of Designations, Powers, Preferences and Rights relating thereto (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Preferred Stock. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On October 31, 2016, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Preferred Stock. The Certificate of Designations became effective upon filing. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On October 31, 2016, the Company completed the issuance and sale of 10,000,000 shares of the Series A Preferred Stock pursuant to an Underwriting Agreement, dated as of October 24, 2016 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., and Keefe, Bruyette & Woods, Inc., as representatives of the other several underwriters named therein (collectively, the “Underwriters”). The offering and sale of the Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213710) (the “Registration Statement”) which was automatically effective on September 20, 2016. The Company received net proceeds of approximately $244.4 million from this offering.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. Exhibit 1.1 to this Current Report on Form 8-K is incorporated herein by reference into the Registration Statement.

In connection with this offering, a copy of the opinion and consent of Simpson Thacher & Bartlett LLP as to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are incorporated herein by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 24, 2016, by and among the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein.

3.1	Certificate of Designations, Powers, Preferences and Rights of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of People’s United Financial, Inc.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 31, 2016	By:	/s/ Robert E. Trautmann
(Signature)
	Name:	Robert E. Trautmann, Esq.
	Title:	Senior Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 24, 2016, by and among the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein.

3.1	Certificate of Designations, Powers, Preferences and Rights of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of People’s United Financial, Inc.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).